March 14, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


          Re:  Consolidated Natural Gas Company
               $500,000,000 aggregate principal
                  amount of Debt Securities


Dear Sirs:

          This opinion is rendered in connection with the pro-posed issue and sale, by Consolidated Natural Gas Company ("Consolidated") of up to $500,000,000 principal amount of its Debt Securities ("Debt Securities") from time to time, in one or more series, as described in Consolidated's registration statements on Form S-3, Nos. 33-52585 and 33-49469, including the prospectus constituting a part thereof (collectively, the "Registration Statements"), a post-effective amendment to which is to be filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 simultaneously herewith.

          As counsel for Consolidated, we have examined, among other things, the following: the certificate of incorporation and by-laws of Consolidated; the declaration on Form U-1, as amended, at SEC File No. 70-8107 ("Declaration"); the Registra-tion Statements to which this opinion is an exhibit; the exhib-its to the Declaration and Registration Statements, including the form of Indenture between Consolidated and United States Trust Company of New York, as Trustee, under which the Debt Securities are to be issued; and the corporate records and pro-ceedings relating to the issue and sale of such Debt Securi-ties. The Declaration was made effective by SEC Order, dated March 6, 1995, in SEC Release No. 35-26245.

            In our opinion, when

            (1) the SEC shall have permitted said Registration Statements to become effective, as post-effectively amended, and

            (2) the Board of Directors, or a committee thereof, of Consolidated shall have determined, through adoption of a securities resolution ("Securities Resolution"), the principal amount of Debt Securities to be offered and approved the terms and conditions of the sale of the Debt Securities in the manner contemplated by the Registration Statements, said Debt Securities will be duly authorized and, upon the execution, authentication, issuance and delivery thereof and payment therefor, as contemplated by the Registration Statements, the Debt Securities will be legally issued and validly outstanding and will be binding obligations of Consolidated, in accordance with their terms and the terms of the Securities Resolution relating thereto.

            We hereby consent to the use of our names under the heading "Legal Opinions" in the prospectus constituting a part of the Registration Statements, and any amendments or supplements thereto, and to the use of this opinion as an exhibit to the Registration Statements. We also hereby consent to the statement in Note 15 of the Notes to the Financial Statements in Consolidated's Annual Report on Form 10-K for the year ended December 31, 1993, to the effect that the ultimate liability arising from the claims and suits pending against Consolidated's subsidiary companies will not have a material effect on Consolidated's financial position or results of operations.


                                          Very truly yours,



                                          /s/ Stephen E. Williams
                                          Stephen E. Williams
                                          Senior Vice President and
                                            General Counsel



                                          /s/ N. F. Chandler
                                          N. F. Chandler
                                          Attorney








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